SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): February 1, 1999

                             ALLION HEALTHCARE, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                      0-17821                  11-2962027
         --------                      -------                  ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
        of incorporation)                                    Identification No.)

33 WALT WHITMAN ROAD, SUITE 200A, HUNTINGTON STATION, N.Y.             11746
----------------------------------------------------------             -----
       (Address of principal executive office)                       (Zip Code)

        Registrant's telephone number, including area code: 516-547-6520


               Former name or former address: THE CARE GROUP, INC.


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Item 1.           Changes in Control of Registrant
                  --------------------------------

                  In connection with the Registrant's reorganization described under Item 3 below (the "Reorganization"), the Registrant will experience a change in its equity ownership that may constitute a change of control. See Item 3 for a discussion of the relevant cancellations and issuances of equity interests of the Registrant.

Item 2.           Acquisition or Disposition of Assets
                  ------------------------------------

                  Effective as of June 26, 1999, The Care Group of Texas, Inc. and Care Line of Houston, Inc., wholly owned subsidiaries of the Registrant (collectively, the "Sellers"), consummated the sale of substantially all of their operating assets to Osher Investments, Ltd. (the "Buyer") pursuant to the Assets Purchase Agreement, dated as of June 25, 1999, between the Sellers and Buyer, a copy of which is attached hereto as Exhibit 10.1

                  The Buyer paid the Sellers $2,820,505, consisting of $2,420,505 in cash and a non-interest bearing promissory note in the amount of $400,000. The Buyer also assumed certain obligations of the Sellers, including the obligations under the assumed contracts and the remaining liability to Metamed Software after the payment by the Registrant of $15,000 to Metamed Software.

                  The Sellers agreed not to compete with the Buyer in Houston for a period of 36 months following the closing date, nor will the Sellers solicit any of the employees of Buyer within the City of Houston to leave the employment of the Buyer.

Item 3.           Bankruptcy or Receivership; Confirmation of Plan of
                  Reorganization
                  ---------------------------------------------------

                  (1) & (2)   Identity of Court and Date of Order

                  On September 15, 1998, The Care Group, Inc. ("Care Group") and its 19 wholly-owned subsidiaries (collectively, the "Company") filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of Texas, Austin Division (the "Bankruptcy Court"), Case No. 98-13247FM.

                  On January 4, 1999, the Company filed its Second Amended Plan of Reorganization (the "Plan"), which was confirmed by the Bankruptcy Court pursuant to an order dated February 1, 1999 (the "Order"). The Order is attached hereto as Exhibit 2.1. Descriptions of the Plan herein are qualified in their entirety by reference to the Plan, which is attached hereto as Exhibit 2.2.

                  (3)   Summary of Plan

                  The following are the material features of the Plan:

a. The name of the reorganized Company is Allion Healthcare, Inc. ("Allion"), which will have three divisions located in Houston, Texas; Austin Texas; and Long Island, New York. The Restated Certificate of Incorporation of the Registrant is attached hereto as Exhibit 3.1 and the Amended and Restated By-laws of the Registrant are attached hereto as Exhibit 3.2. Each of the Restated Certificate of Incorporation and the Amended and Restated By-laws was approved by the Bankruptcy Court.

b. The following subsidiaries of Care Group survive bankruptcy and become wholly-owned subsidiaries of Allion: Mail Order Meds, Inc., CareLine of New York d/b/a Mail Order Meds of New York, Inc., The Care Group of Texas, Inc. and CareLine of Houston, Inc. Please see Item 2 above for a discussion of the sale of substantially all of the assets of The Care Group of Texas, Inc. and Care Line of Houston, Inc.

c. Commonwealth Certified Home Care, Inc. ("Commonwealth") also survives bankruptcy and becomes a wholly-owned subsidiary of Allion, but does so subject to an agreement with Visiting Nurse Services of New York Home Care to purchase certain assets of Commonwealth. Please see Item 5 below for a discussion of the agreement with Visiting Nurse Services of New York Home Care

d. The following remaining 14 wholly-owned subsidiaries of the Registrant will be dissolved: The Care Group of New York, Inc., Windsor Wholesale, Inc., The Care Group of Georgia, Inc., CareLine of Georgia, Inc., Advanced Care Associates, Therafusion, Inc., The Care Group of Los Angeles, Inc., CareLine of Dallas, The Care Group of Florida, Inc., CareLine Laboratories of Maryland, Inc., Millwo Management, Inc., CareLine of Louisiana, Inc., CareLine Acquisition Co., Inc., and The Care Group, L.L.C.

e. John Pappajohn, Dr. Derace Schaffer and Michael P. Moran are appointed as the initial directors of Allion.

f. General Description of Treatment of Claims and Interests.

         Administrative Claims. Administrative Claims are claims for any cost or expense of the Chapter 11 cases allowed under Sections 503(b) and 507(a)(1) of the United States Bankruptcy Code, including all actual and necessary costs and expenses relating to the preservation of the Company's estate or the operation of the Company's businesses (including tort claims arising from the postpetition conduct of the Company), all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Code, and all claims for cure payments arising from the assumption of executory contracts pursuant to Section 365(b)(1) of the Bankruptcy Code. To become entitled to payment under the Plan, the holder of an Administrative Claim against the Company must comply with the requirements of the Plan, including specifically the requirement that a proper notice of the claim be filed within 30 days after the Confirmation Date (unless the claim is a Fee Claim (as defined in the Plan), a liability incurred in the ordinary course of business of the Company or an Allowed Administrative Claim (as defined in the Plan)). The Administrative Claims are estimated to be between $100,000 and $200,000.

         Under the Plan, Allowed Administrative Claims against the Company will be (i) paid in one cash payment on the Distribution Date, or (ii) accorded such other treatment as may be agreed upon in writing by the Company and such holder provided that an Administrative Claim representing a liability incurred in the ordinary course of business of the Company may be paid in the ordinary course of business by the Company and provided that Allowed Administrative Claims for cure payments arising from the assumption under the Plan of executory contracts and leases may be made in one or more cash payments over a period of time as the Bankruptcy Court determines to be appropriate.

         Priority Tax Claims. Priority Tax Claims are claims against the debtors that are entitled to priority in accordance with Section 507(a)(7) of the United States Bankruptcy Code. These claims consist of certain unsecured claims of governmental units for taxes. Each holder of an Allowed Priority Tax Claim against the Company will receive in full satisfaction of such holder's Allowed Priority Tax Claim, at the sole option and in full satisfaction of the Allowed Priority Tax Claim of such holder, (i) the amount of such Allowed Priority Tax Claim with Post-Confirmation Interest, in equal annual cash payments on each anniversary of the Distribution Date, until the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or (ii) such other treatment as may otherwise be acceptable to Allion and the holder of such claim. In the case of Allowed Priority Tax Claims against the Care Group, Post-Confirmation Interest on deferred payments will be payable at 6% per annum or such other rate as the Bankruptcy Court determines is appropriate.

         Secured Claims. Allion reaffirms all indebtedness owing to HCFP Funding, Inc. ("HCFP") on the effective date of the Plan, acknowledges the priority and validity of HCFP's liens and security interests, and the absence of any defenses, setoff or counterclaims to the Company's obligations to HCFP. Allion releases HCFP from any and all claims which it holds or which are assigned pursuant to the Plan. Allion will execute a new Note, Loan and Security Agreement with HCFP to secure Allion's indebtedness under a post-Confirmation revolving line of credit.

         For the balance of HCFP's claim (i.e., the difference between its total claim as of the Effective Date of the Plan minus the amount of HCFP's claim that is allocated to the line of credit, as provided for above), Allion will execute a three-year Note, in form and substance acceptable to HCFP, which shall be repaid annually, with quarterly interest payments, at a rate of prime plus 4%. In addition to being secured by Allion's accounts receivable, the Note will be secured by a first and senior lien and security interest covering all inventory, equipment, furniture and fixtures of Allion, and all proceeds of any of the foregoing (unless the continued priority of any existing lien on such assets of Allion is required for confirmation of the Plan). On the effective date, Allion will issue to HCFP warrants to purchase 750,000 shares of common stock of Allion as set forth in Section (4) below.

         Unsecured Claims. On the Distribution Date, each holder of an Allowed Unsecured Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Unsecured Claim, such holder's Pro Rata Share of (a) 500,000 shares of Allion's common stock issued on the Effective Date pursuant to the Plan and (b) 50% of the net Distributable Third Party Recoveries (as defined in the Plan).

         Convenience Claims. Convenience claims are those claims against the Company that would otherwise by an Allowed Unsecured Claim (a) for $1,000 or less, or (b) for more than $1,000 if the holder of such claim has elected, on the ballot providing for voting on the Plan within the time fixed by the Bankruptcy Court for completing and returning such ballot, to accept $250 in cash in full satisfaction, discharge and release of such claim. On the Effective Date, or as soon thereafter as practicable, each holder of a Convenience Claim shall receive, in full satisfaction, settlement, release and discharge of an in exchange for the Convenience Claim a cash payment equal to 25% of the amount of the claim, up to a maximum of $250.

         Equity Interests. Equity interests in Care Group will receive no distributions under the Plan and, on the Effective Date, the interests shall be cancelled.

g. Allion succeeds to causes of action held by Care Group. Funds recovered from such actions will be distributed in accordance with the Plan. In addition, Allion, in its discretion, may utilize any recovered funds in order to finance the prosecution of such claims.

                  (4)  Number of Shares Issued and Outstanding

         Prior to the Reorganization, there were 14,237,539 shares outstanding. Prior to the Reorganization, approximately (i) 20.6% of the equity interests in Care Group were beneficially held by John Pappajohn, (ii) 2.9% of the equity interests in Care Group were beneficially held by Derace Schaffer, M.D., (iii) 19.3% of the equity interests in Care Group were beneficially held by Edgewater Private Equity Fund II, L.P., and (iv) 11.1% of the equity interests in Care Group were beneficially held by Ann Mittasch. As part of the Company's restructuring, all outstanding shares and equity interests of Care Group become void. Under the Plan, Allion will issue 5,000,000 shares of common stock (the "Common Stock"), par value $0.01. It is anticipated that these shares will be issued as follows:

a. 2,500,000 shares will be issued to an investor group led by John Pappajohn, a current member of the Allion board of directors, through a private placement. The Pappajohn group will pay $1 million cash and assign to Allion all causes of action it may have against Deloitte & Touche LLP ("Deloitte"), the Company's former accountant, the Company's prior management team, and any other claims it may have, including any claims against the Company's insurers. This will represent approximately 83.3% of the outstanding common stock of Allion following the Reorganization (50% on a fully diluted basis)

b. 500,000 shares will be distributed to holders of Allowed Unsecured Claims - approximately 200 creditors - the precise allocation of which is currently being finalized.

c. Up to 1,250,000 fully diluted shares will be reserved for issuance to officers and key employees of Allion pursuant to a stock option plan.

d. Warrants to purchase 750,000 shares of Allion common stock will be issued to HCFP in exchange for its provision of post-Reorganization financing to Allion. The warrants will be exercisable at $0.134 per share.

e. Pursuant to Section 1145 of Title 11 of the United States Code, the issuance of the Common Stock will be exempt from registration under the Securities Act of 1933.

f. As of the date of the order confirming the Plan, the Company had both assets and liabilities equal to $5,844,482 and a liquidation value of approximately $5.2 million. At such date the Company had a bank note secured by all of the Company's assets in the amount of $5.15 million. No other financial information was provided to the Bankruptcy Court on such date.

Item 4.           Changes in Registrant's Certifying Accountant
                  ---------------------------------------------

                  During the course of its Chapter 11 proceeding, the Company rejected its contract with its principal accountant, Deloitte. Following the confirmation of the Plan, the Company received a letter from Deloitte, dated February 2, 1999, confirming the termination of the parties' client-auditor relationship.

                  As stated in the Order, given the state of the Company's records and the acts and omissions of the Company's former Chief Financial Officer and management group (which were publicly disclosed in a press release issued by the Company on April 14, 1998), the Company was unable to complete its financial statements for fiscal years 1997 and 1998, and no opinion was issued with respect thereto.

                  In November 1998, the Company engaged the services of Holtz Rubinstein & Company, LLP ("HR") as an outside accounting firm, which engagement was approved by order of the Bankruptcy Court. HR has not, as of the date of this report, been approved as Allion's outside auditor, however, Allion expects to have a shareholders' vote regarding this issue as soon as practical.

Item 5.           Other Events
                  ------------

                  In connection with the Reorganization, Care Group and Commonwealth entered into an agreement, dated November 1, 1998, with Visiting Nurse Service of New York Home Care ("VNS"), pursuant to which VNS acquired all of the records, specified contracts and licenses, operating certificates and permits of Commonwealth relating to the operation of a certified home health agency in exchange for $302,000. The sale was consummated in August 1999, after receipt of required approvals from the State of New York. A copy of the agreement with VNS is attached hereto as Exhibit 10.2.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits
                  ---------------------------------------------------------

         Exhibit           2.1      Confirmation Order dated February 1,1999.

                           2.2 First Amended Plan of Reorganization of The Care Group, Inc., et al dated January 2, 1998.

                           3.1 Restated Certificate of Incorporation of the Registrant, filed with the Secretary of State of the State of Delaware on October 7, 1999.

                           3.2      Amended and Restated By-laws of the
                                    Registrant.

                           10.1 Asset Purchase Agreement, dated as of June 25, 1999, by and between The Care Group of Texas, Inc., Care Line of Houston, Inc. and Osher Investments, Ltd.

                           10.2 Agreement, dated as of November 1, 1999, among The Care Group, Inc., Commonwealth Certified Home Care, Inc. and Visiting Nurse Service of New York Home Care.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Allion Healthcare, Inc.
                                   (the Registrant)


Dated:  October 8, 1999            By:   /s/ Michael P. Moran
                                      ------------------------------------------
                                           Michael P. Moran
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

      2.1         Confirmation Order dated February 1,1999.

      2.2 First Amended Plan of Reorganization of The Care Group, Inc., et al dated January 2, 1998.

      3.1 Restated Certificate of Incorporation of the Registrant, filed with the Secretary of State of the State of Delaware on October 7, 1999.

      3.2         Amended and Restated By-laws of the Registrant.

      10.1 Asset Purchase Agreement, dated as of June 25, 1999, by and between The Care Group of Texas, Inc., Care Line of Houston, Inc. and Osher Investments, Ltd.

      10.2 Agreement, dated as of November 1, 1999, among The Care Group, Inc., Commonwealth Certified Home Care, Inc. and Visiting Nurse Service of New York Home Care.